Exhibit 10.1

FIRST AMENDMENT

TO

MARATHON DIGITAL HOLDINGS, INC.

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Marathon Digital Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) is effective as of June 27, 2024.

1.	Section 4 of the Plan is hereby amended in its entirety to read as follows:

“4. Stock Reserved for the Plan. Subject to adjustment as provided in Section 8 hereof, a total of 45,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), shall be subject to the Plan. The shares of Common Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Common Stock shall be and is hereby reserved for such purpose. Any of such shares of Common Stock that may remain unissued and that are not subject to outstanding Options, Preferred Stock or Warrants at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the Plan. Should any Securities expire or be canceled prior to its exercise, satisfaction of conditions or vesting in full, as applicable, or should the number of shares of Common Stock to be delivered upon the exercise or vesting in full of an Option or Warrant or award of Restricted Stock or RSU or conversion of Preferred Stock be reduced for any reason, the shares of Common Stock theretofore subject to such Option, Warrant, Restricted Stock, RSU or Preferred Stock, as applicable, may be subject to future Options, Warrants, Restricted Stock, RSUs or Preferred Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.”

2.	Except as expressly set forth above, the terms and conditions of the Plan shall remain unchanged by this Amendment and the Plan shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, Marathon Digital Holdings, Inc. has caused the undersigned to execute this Amendment as of the date first written above.

MARATHON DIGITAL HOLDINGS, INC.

/s/ Fred Thiel
Name:	Fred Thiel
Title:	Chief Executive Officer and Chairperson of the Board